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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 7, 2002


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                    0-21802                   34-1741211
(STATE OR OTHER JURISDICTION       (COMMISSION                (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)              IDENTIFICATION NO.)


       3450 W. CENTRAL AVENUE, SUITE 328
               TOLEDO, OHIO                                      43606
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374


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ITEM 5.           OTHER EVENTS

Toledo, Ohio, March 18, 2002 -- N-Viro International Corporation (NASDAQ/NVIC) has received notice that the Company's oral hearing before a NASDAQ Listing Qualifications Panel will be held on April 18, 2002 at 9:30 a.m. The Company has appealed a NASDAQ staff determination that the Company fails to comply with the minimum net tangible assets and/or minimum stockholders' equity requirements for continued listing on the NASDAQ SmallCap Market, as set forth in Marketplace Rule 4310(c)(2)(B). Pending resolution of the Company's appeal, the Company's common stock will remain listed on the NASDAQ SmallCap Market.

Additionally, the Company received a letter dated March 7, 2002 from James D. O'Neil stating that Mr. O'Neil, a Class II member of the Board of Directors, was resigning his position on the Board. The letter is attached hereto as Exhibit
99.1 and is incorporated by reference herein. Mr. O'Neil's resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:       March 18, 2002                 By:   /s/    James K. McHugh
       -----------------------------              ------------------------------
                                                  James K. McHugh
                                                  Chief Financial Officer